Exhibit 99.1

              Actuate Delays Filing of Quarterly Report

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--May 20, 2003--Actuate Corporation (Nasdaq:ACTU) announced today that it will further delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 as a result of an accounting review by its Audit Committee. Actuate's management discovered an isolated set of sales contracts with terms and conditions not approved by management and promptly notified its Board of Directors. The Audit Committee began its formal review on May 5, 2003, and directed Actuate's management and the company's independent auditors to conduct a thorough review.
    Actuate takes very seriously any violations of company policy, no matter how small, associated with contractual terms and conditions. Actuate's management is working closely with the Audit Committee and the independent auditors to complete a thorough and detailed review of the situation. The Audit Committee will evaluate whether or not the amounts involved with the contracts are material when the review is completed. Actuate's management along with the Audit Committee and the independent auditors are committed to using this review process to improve the company's current corporate governance and internal control best practices.
    The Audit Committee's review was primarily focused on a small number of contracts completed by an international distribution sales representative. That employee has been terminated. The contracts at issue were entered into at various times during 2001, 2002 and during the first quarter of 2003.
    The Audit Committee is working with the company's management and independent auditors to complete the review as expeditiously as possible. Actuate is delaying the filing of its quarterly report on Form 10-Q for the quarter ended March 31, 2003, which was due on May 15, 2003, until this review is complete. On May 16, 2003, Actuate filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission. Actuate expects to file its quarterly report for the quarter ended March 31, 2003 promptly after completing the review.

    About Actuate Corporation

    Actuate Corporation is the world leader in empowering enterprise users with Information Applications. Actuate's Information Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors create Business Performance Management
(BPM) dashboards, Information Portals as well as business analytic, enterprise reporting and spreadsheet reporting applications. Information Applications built with Actuate can empower 100 percent of an organization's user community inside and outside the firewall, and thereby allow companies to increase their business agility, improve customer and partner relationships, adhere to corporate governance policies, and increase revenues while leveraging existing technology assets. When tested against other alternatives, Actuate's Information Application Platform has been proven to offer the best performance, highest scale and lowest Total Cost of Ownership. Actuate has over 2,000 direct customers and 300 OEM partners in the financial services, pharmaceutical, insurance, logistics and government industries among other sectors.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Actuate is a registered trademark of Actuate Corporation.

    The statements contained in this release that are not purely historical are forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate assumes no obligation to update any such forward-looking statements. Actual results could differ materially from Actuate's current expectations.

    CONTACT: Actuate Corporation
             Dan Gaudreau, 650/837-2294
             dgaudreau@actuate.com